UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-133624	43-1802805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado	80104
(Address of Principal Executive Offices)	(Zip Code

(303) 895-3002

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On November 18, 2020, the Board of Directors of Where Food Comes From, Inc. (the “Company”) approved the implementation of a one-for-four (1:4) reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, par value $0.001 per share (“Common Stock”). The Reverse Stock Split will be effective after the market closes on November 30, 2020.

The Company’s stockholders had previously approved a reverse split of not more than 1-for-4, with the exact ratio to be set within this range as determined by the Board of Directors. As a result of the Reverse Stock Split, every four (4) outstanding shares of Common Stock will be reclassified, combined and changed into one (1) share of Common Stock. The Reverse Stock Split will reduce the number of the Company’s outstanding shares of Common Stock from approximately 24.6 million shares to approximately 6.2 million shares. The number of authorized shares of Common Stock will remain unadjusted as a result of the Reverse Stock Split. No fractional shares will be issued as a result of the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued and dated November 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)

	By:	/s/ Dannette Henning
Date: November 25, 2020		Dannette Henning
Chief Financial Officer